Exhibit 10.2

AMENDMENT OF THE

LIVE OAK BANCSHARES, INC.

SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Live Oak Bancshares, Inc. (the “Company”), maintains the Second Amended and Restated Employee Stock Purchase Plan, as amended and restated (the “Plan”); and

WHEREAS, pursuant and subject to Section 28 of the Plan, the board of directors of the Company (the “Board”) is authorized to amend the Plan, subject to the approval of the Company’s shareholders in certain circumstances; and

WHEREAS, the Board deems it to be in the best interests of the Company to amend the Plan to increase the number of shares of the Company’s voting common stock available under the Plan by 200,000 shares as set forth below, and to submit such amendment for shareholder approval at the next annual meeting of shareholders of the Company.

NOW, THEREFORE, in accordance with the provisions of Section 28 of the Plan and conditioned upon the receipt of shareholder approval as described therein, the Plan is hereby amended in the following respects:

1.	Section 3 of the Plan is deleted in its entirety and the following substituted in lieu thereof:

3. Stock Subject to Plan. A total of 480,000 shares of the Company’s voting common stock, no par value per share (the “Common Stock”) are reserved and will be available for issuance under this Plan (the “Shares”). Such number will be subject to adjustments effected in accordance with Section 15 of this Plan. In the event that an Option or part thereof expires or is otherwise canceled or terminated, the Shares subject to the unexercised portion of such Option will be available for re-issue in future Option grants under the Plan.

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved, as amended to date.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment of the Live Oak Bancshares, Inc. Second Amended and Restated Employee Stock Purchase Plan was adopted by the Board on April 1, 2024 and approved by the Company’s shareholders on May 21, 2024.

LIVE OAK BANCSHARES, INC.

By:	/s/ James S. Mahan III
James S. Mahan III
Chairman and Chief Executive Officer